UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Representatives of ADC Telecommunications, Inc. ("ADC" or the "Company") met with investors at a conference sponsored by Lehman Brothers on Thursday, May 31, 2007, to discuss the Company’s business and strategy.

The Company did not comment with any specificity on expected financial results for the second fiscal quarter or its financial outlook for fiscal 2007. In response to a question regarding business seasonality, the Company did state that, as in fiscal 2006, results for its second quarter in fiscal 2007 are likely to represent its peak quarter for the year. The Company currently expects the results in the second half of fiscal 2007 to be relatively flat to down modestly from its fiscal 2007 first half, but does not expect the quarterly pattern of results in fiscal 2007 to fluctuate as sharply as in fiscal 2006. In addition, the Company believes that if current timing uncertainties for customer spending associated with merger integration activities are resolved favorably, then the Company would see a positive impact on its business in the second half of fiscal 2007.

As previously announced, ADC plans to release its second quarter results on June 6, 2007 at approximately 4:00 PM Eastern/3:00 PM Central Time. The Company also plans to discuss its second quarter 2007 actual results and current year outlook on a conference call scheduled for June 6, at 5:00 PM Eastern/4:00 PM Central Time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on Webcasts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

June 1, 2007	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President, Chief Financial Officer